Exhibit 10.3(a)
DATED:
SPARK NETWORKS PLC
AND
[Name of Option Holder]

OPTION AGREEMENT
Relating to the subscription of shares
in Spark Networks plc

DATED:
BETWEEN
1.	The “Company”: Spark Networks plc (registered no. 3628907) whose registered office is 73 Abbey Road, London, NW8 0AE.

2.	The “Option Holder”: , an individual residing at .
RECITALS:
(A)	The Option Holder has been employed by the Company to provide services to it.

(B)	Pursuant to the Option Holder’s appointment, the Company agreed to grant him an option under the Company’s 2000 Employees Share Option Scheme to acquire shares in the Company on, and subject to, the terms hereof;
OPERATIVE PROVISIONS:
1.	Definitions and interpretation

In this agreement the following expressions shall have the meanings set out below (unless the context otherwise requires):
1.1	the “Auditors” means the auditors of the Company from time to time;

1.2	“Final Exercise Date” means the 4th anniversary of the start of vesting;

1.3	“Options” means the rights granted to the Option Holder by clause 2;

1.4	“Option Shares” means [ ] Shares subject to variation pursuant to clause 6;

1.5	‘Start of vesting’ means [Date];

1.6	“Shares” or “Ordinary Shares” means Ordinary Shares of 1p each, of the Company, subject to variation pursuant to clause 6;

1.7	“Subscription Price” means the price per Option Share determined as set out in Clause 3, subject to variation pursuant to clause 6;

1.8	clause headings are for ease of reference only, and shall not affect the construction of this agreement;

1.9	words importing one gender shall be construed as importing any other gender;

1.10	words importing the singular shall be construed as importing the plural and vice versa;

1.11	references to persons shall include bodies corporate and vice versa;

1.12	the words “written” or “in writing” shall include printing, engraving, lithography or any other means of visual reproduction;

1.13	a reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted;

1.14	references to “Clause” or “Clauses” are to a Clause or Clauses in this agreement.
2.	Grant of Option

In consideration of the sum of $1 (the receipt of which is hereby acknowledged by the Company) the Company grants the Option Holder, the right to subscribe for the Option Shares at the Subscription Price, on and subject to the terms and conditions herein contained.

3.	Subscription Price

The Subscription Price payable by the Option Holder for the Option Shares shall be €[Option Price] per Option Share.

4.	Vesting & Exercising of Option
4.1	The Options hereby granted shall become exercisable as follows :
4.1.1	% of the Option Shares shall vest and become exercisable on the date of the Start of Vesting;

4.1.2	% of the Option Shares shall vest and become exercisable on the first anniversary of the date of the Start of Vesting;

4.1.3	% of the Option Shares shall vest and become exercisable on the second anniversary of the date of the Start of Vesting;

4.1.4	% of the Option Shares shall vest and become exercisable on the third anniversary of the date of the Start of Vesting;
4.2	The Options may not be assigned, sold or otherwise transferred.

4.3	The Options may not in any circumstances be exercised after the Final Exercise Date.

4.4.	The Option (or all unexercised portions thereof)shall lapse on the earliest of the following dates: 4.4.1 the Final Exercise Date;
4.4.2	the date on which a resolution is passed for voluntary winding up of the Company or an order made for the compulsory winding up of the Company;

4.4.3	within 45 (forty five) days from the Option Holder’s resignation of his employment (or appointment) with the Company;

4.4.4	within 90 days of termination of the Options Holder’s employment (or appointment) with the Company without cause

4.4.5	dismissal of the Option Holder’s employment (or appointment) with the Company for breach of the Options Holder’s employment (or appointment) contract, or for cause.
5.	Exercise of Option
5.1	The Option shall be exercisable by notice, in writing, given by the Option Holder to the Company.

5.2	The notice of the exercise of the Option, under Clause 5.1, shall be accompanied by a remittance, for the aggregate sum payable for the Option Shares in respect of which the notice is being given, calculated at the Subscription Price.

5.3	Within 10 days of receipt of a notice of exercise under clause 5.1, and the appropriate remittance under Clause 5.2, the Company shall issue the Shares in respect of which the Option have been validly exercised, and shall issue a definitive certificate in respect of the Shares issued.

5.4	Any Shares issued under Clause 5.3 shall rank pari passu and as one class with the other issued Shares of the Company, save that they shall not be entitled to any rights determined by reference to a date on or before the date of issuance.

5.5	at a time when the Shares or securities convertible into shares, are dealt in on any stock exchange, the Company shall make the requisite application to such exchange so as to qualify the shares for trading, provided that the Company shall have a sole discretion as to whether to register the Shares for resale with the US Securities & Exchange Commission.
6.	Variation of share capital
6.1	In the event of any capitalisation, consolidation, sub-division or reduction in the share capital of the Company, or any rights issue or other variation of capital, taking place after the date of this agreement, the number of Option Shares comprised in the Option and/or the Subscription Price, may be varied in such a manner as the directors of the Company shall determine and as (save in the event of a capitalisation) the Auditors shall confirm in writing to be in their opinion fair and reasonable, provided that no variation shall be made which would result in the Subscription Price for an Option Share being less than its par value.

6.2	The Company shall notify the Option Holder of any variation under Clause 6.1.
7.	General
7.1	The Company will, at all times during the substance of this agreement, keep available sufficient authorised and unissued shares to satisfy the exercise to the full extent still possible, of the Option, taking account of any other obligations of the Company to issue Shares.

7.2	This agreement may be terminated by the Company in the event of the operation of clause 4.3 and/or 4.4, by serving a written notice to the Option Holder.

7.3	No variation to the terms of this agreement shall be effective, unless agreed to, in writing, by the parties hereto.

7.4	Any notice or communication to be given under this Agreement may be delivered or sent by ordinary post to the known address, and where a notice or a communication is so sent, it shall be deemed to have been received by the recipient 72 hours after having been put into the post, properly addressed and stamped first class.
AS WITNESS whereof this agreement has been entered into the day and year first before written.
SPARK NETWORK PLC

By:

Its:

THE OPTION HOLDER

[Name of Option Holder]